CUSTODIAN AGREEMENT


          AGREEMENT made as of this 1st day of August, 1994, between THE BRAMWELL FUNDS, INC., a Maryland corporation (the "Company") and FIRSTAR TRUST COMPANY (the "Custodian").

          The Company, an open-end management investment company, desires to place and maintain all of its portfolio securities and cash in the custody of the Custodian. The Custodian has at least the minimum qualifications required by
Section 17(f)(1) of the Investment Company Act of 1940 (the "1940 Act") to act as custodian of the portfolio securities and cash of the Company, and has indicated its willingness to so act, subject to the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

          1. Appointment as Custodian. The Company hereby appoints the Custodian as custodian of its portfolio securities and cash delivered to the Custodian as hereinafter described and the Custodian agrees to act as such upon the terms and conditions hereinafter set forth.

          2. Definitions. Whenever used herein, the terms below will have the following meaning:

               2.1. Authorized Person. Authorized Person will mean any of the persons duly authorized to give Proper Instructions or otherwise act on behalf of the Company by appropriate resolution of its Board of Directors (the "Board"), and set forth in a certificate as required by Section 4 hereof.

               2.2. Security. The term security as used herein will have the same meaning as when such term is used in the Securities Act of 1933, as amended, including, without limitation, any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to, or option contract to purchase or sell any of the foregoing, and futures, forward contracts and options thereon.

               2.3.  Portfolio  Security.   Portfolio  Security  will  mean  any
security owned by the Company.


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               2.4.  Officers'  Certificate.  Officers'  Certificate  will mean,
unless   otherwise   indicated,   any  request,   direction,   instruction,   or
certification in writing signed by any one Authorized Person of the Company.

               2.5. Book-Entry System. Book-Entry System shall mean the Federal Reserve-Treasury Department Book Entry System for United States government, instrumentality and agency securities operated by the Federal Reserve Bank, its successor or successors and its nominee or nominees.

               2.6. Depository. Depository shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 ("Exchange Act"), its successor or successors and its nominee or nominees. The term "Depository" shall further mean and include Participants Trust Company and any other person authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Board.

               2.7. Proper Instructions. Proper Instructions shall mean (i) instructions regarding the purchase or sale of Portfolio Securities, and payments and deliveries in connection therewith, given by an Authorized Person as shall have been designated in an Officers' Certificate, such instructions to be given in such form and manner as the Custodian and the Company shall agree upon from time to time, and (ii) instructions (which may be continuing instructions) regarding other matters signed or initialed by such one or more persons from time to time designated in an Officers' Certificate as having been authorized by the Board. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Company shall cause all oral instructions to be promptly confirmed in writing. The Custodian shall act upon and comply with any subsequent Proper Instruction which modifies a prior instruction and the sole obligation of the Custodian with respect to any follow-up or confirmatory instruction shall be to make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report such discrepancy to the Company. Upon receipt of an Officers' Certificate as to the authorization by the Board accompanied by a detailed description of procedures approved by the Company, Proper Instructions may include communication that effected directly between electro-mechanical or electronic devices provided that the Board and the Custodian are satisfied that such procedures afford adequate safeguards for the Company's assets.

          3. Separate Accounts. If the Company has more than one series or portfolio, the Custodian will segregate the assets of each series or portfolio to which this Agreement relates into a separate account for each such series or portfolio containing the assets of such series or portfolio (and all investment earnings thereon).

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          4. Certification as to Authorized Persons.  The Secretary or Assistant
Secretary of the Company will at all times maintain on file with the Custodian his or her certification to the Custodian, in such form as may be acceptable to the Custodian, of (i) the names and signatures of the Authorized Persons and
(ii) the names of the Board, it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who is no longer an Authorized Person as designated therein), the Secretary or Assistant Secretary of the Company, will sign a new or amended certification setting forth the change and the new, additional or omitted names or signatures. The Custodian will be entitled to rely and act upon any Officers' Certificate given to it by the Company which has been signed by Authorized Persons named in the most recent certification.

          5. Custody of Cash. As custodian for the Company, the Custodian will open and maintain a separate account or accounts in the name of the Company or in the name of the Custodian, as Custodian of the Company, and will deposit to the account of the Company all of the cash of the Company, except for cash held by a subcustodian appointed pursuant to Section 13.2 hereof, including borrowed funds, delivered to the Custodian, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement. Upon receipt by the Custodian of Proper Instructions (which may be continuing instructions) or in the case of payments for redemptions and repurchases of outstanding shares of common stock of the Company, notification from the Company's transfer agent as provided in Section 7, requesting such payment, designating the payee or the account or accounts to which the Custodian will release funds for deposit, and stating that it is for a purpose permitted under the terms of this Section 5, specifying the applicable subsection, the Custodian will make payments of cash held for the accounts of the Company, insofar as funds are available for that purpose, only as permitted in subsections 5.1-5.9 below.

               5.1. Purchase of Securities. Upon the purchase of securities for the Company, against contemporaneous receipt of such securities by the Custodian registered in the name of the Company or in the name of, or properly endorsed and in form for transfer to, the Custodian, or a nominee of the Custodian, or receipt for the account of the Custodian pursuant to the provisions of Section 6 below, each such payment to be made at the purchase price shown on a broker's confirmation (or transaction report in the case of Book Entry Paper) of purchase of the securities received by the Custodian before such payment is made, as confirmed in the Proper Instructions received by the Custodian before such payment is made.

               5.2. Redemptions. In such amount as may be necessary for the repurchase or redemption of common shares of the Company offered for repurchase or redemption in accordance with Section 7 of the Agreement.

               5.3. Distributions and Expenses of Company. For the payment on the account of the Company of dividends or other distributions to shareholders as may from time to time be declared by the Board, interest, taxes, management or supervisory fees, distribution fees,

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fees  of the  Custodian  or its  services  hereunder  and  reimbursement  of the expenses and liabilities of the Custodian as provided hereunder, fees of any transfer agent, fees for legal, accounting, and auditing services, or other operating expenses of the Company.

               5.4. Payment in Respect of Securities. For payments in connection with the conversion, exchange or surrender of Portfolio Securities or securities subscribed to by the Company held by or to be delivered to the Custodian.

               5.5. Repayment of Loans. To repay loans of money made to the Company, but, in the case of final payment, only upon redelivery to the Custodian of any Portfolio Securities pledged or hypothecated therefor and upon surrender of documents evidencing the loan.

               5.6. Repayment of Cash. To repay the cash delivered to the Company for the purpose of collateralizing the obligation to return to the Company certificates borrowed from the Company representing Portfolio Securities, but only upon redelivery to the Custodian of such borrowed certificates.

               5.7. Foreign Exchange Transactions. For payments in connection with foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery which may be entered into by the Custodian on behalf of the Company upon the receipt of Proper Instructions, such Proper Instructions to specify the currency broker or banking institution (which may be the Custodian, or any other subcustodian or agent hereunder, acting as principal) with which the contract or option is made, and the Custodian shall have no duty with respect to the selection of such currency brokers or banking institutions with which the Company deals or for their failure to comply with the terms of any contract or option.

               5.8. Other Authorized Payments. For other authorized transactions of the Company, or other obligations of the Company incurred for proper Company purposes; provided that before making any such payment the Custodian will also receive a certified copy of a resolution of the Board signed by an Authorized Person (other than the Person certifying such resolution) and certified by its Secretary or Assistant Secretary, naming the person or persons to whom such payment is to be made, and either describing the transaction for which payment is to be made and declaring it to be an authorized transaction of the Company, or specifying the amount of the obligation for which payment is to be made, setting forth the purpose for which such obligation was incurred and declaring such purpose to be a proper corporate purpose.

               5.9. Termination. Upon the termination of this Agreement as hereinafter set forth pursuant to Section 8 and Section 14 of this Agreement.

          6. Securities.

               6.1. Segregation and Registration. Except as otherwise provided herein, and except for securities to be delivered to any subcustodian appointed pursuant to

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Section  13.2  hereof,  the  Custodian  will  receive  and hold  pursuant to the provisions hereof, in a separate account or accounts and physically segregated at all times from those of other persons, any and all Portfolio Securities which may now or hereafter be delivered to it by or for the account of the Company. All such Portfolio Securities will be held or disposed of by the Custodian for, and subject at all times to, the instructions of the Company pursuant to the terms of this Agreement. Subject to the specific provisions herein relating to Portfolio Securities that are not physically held by the Custodian, the Custodian will register all Portfolio Securities (unless otherwise directed by Proper Instructions or an Officers' Certificate), in the name of a registered nominee of the Custodian as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, and will execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state.

          The  Company  will  from  time  to  time  furnish  to  the   Custodian
appropriate instruments to enable it to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any Portfolio Securities which may from time to time be registered in the name of the Company.

               6.2. Voting and Proxies. Neither the Custodian nor any nominee of the Custodian will vote any of the Portfolio Securities held hereunder, except in accordance with Proper Instructions or an Officers' Certificate. The Custodian will execute and deliver, or cause to be executed and delivered, to the Company all notices, proxies and proxy soliciting materials with respect to such Securities, such proxies to be executed by the registered holder of such Securities (if registered otherwise than in the name of the Company), but without indicating the manner in which such proxies are to be voted.

               6.3. Book-Entry System. Provided (i) the Custodian has received a certified copy of a resolution of the Board specifically approving deposits of Company assets in the Book-Entry System and (ii) for any subsequent changes to such arrangements following such approval, the Board has reviewed and approved the arrangement and has not delivered and Officer's Certificate to the Custodian indicating that the Board has withdrawn its approval:

                    (a) The Custodian may keep Portfolio Securities in the Book-Entry System provided that such Portfolio Securities are represented in an account ("Account") of the Custodian (or its agent) in such System which will not include any assets of the Custodian (or such agent) other than assets held as a fiduciary, custodian, or otherwise for customers;

                    (b) The records of the Custodian (and any such agent) with respect to the Company's participation in the Book-Entry System through the Custodian (or any such agent) will identify by book entry Portfolio Securities which are included with other securities deposited in the Account and shall at all times during the regular business hours of the Custodian (or such agent) be open for inspection by duly authorized officers, employees or agents of the Company. Where securities are transferred to the Company's account, the Custodian shall

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also,  by book  entry or  otherwise,  identify  as  belonging  to the  Company a quantity of securities in fungible bulk of securities (i) registered in the name of the Custodian or its nominee, or (ii) shown on the Custodian's account on the books of the Federal Reserve Bank;

                    (c) The Custodian (or its agent) shall pay for securities purchased for the account of the Company or shall pay cash collateral against the return of Portfolio Securities loaned by the Company upon (i) receipt of advice from the Book-Entry System that such Securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian (or its agent) to reflect such payment and transfer for the account of the Company. The Custodian (or its agent) shall transfer securities sold or loaned for the account of the company upon

                         (i) receipt of advice from the  Book-Entry  System that
payment for securities sold or payment of the initial cash collateral against the delivery of securities loaned by the Company has been transferred to the Account; and

                         (ii)  the  making  of an entry  on the  records  of the
Custodian (or its agent) to reflect such transfer and payment for the account of the Company. Copies of all advices from the Book-Entry System of transfers of securities for the account of the Company shall identify the Company, be maintained for the Company by the Custodian and shall be provided to the Company at its request or, in the alternative the Custodian shall provide to the Company written confirmation of all securities movements authorized by the Company or provide the Company access to the Custodian's Securities Accounting System to enable verification of securities transactions by the Company. The Custodian shall send the Company a confirmation, as defined by Rule 17f-4 of the 1940 Act, of any transfers to or from the account of the company;

                    (d) The Custodian will promptly provide the Company with any report obtained by the Custodian or its agent on the Book-Entry System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Book-Entry System;

                    (e) The Custodian shall be liable to the Company for any loss or damage to the Company resulting from use of the Book-Entry System by reason of any gross negligence, willful misfeasance or bad faith of the Custodian or any of its agents or of any of its or their employees or from any reckless disregard by the Custodian or any such agent of its duty to use its best efforts to enforce such rights as it may have against the Book-Entry System; at the election of the Company, it shall be entitled to be subrogated for the Custodian in any claim against the Book-Entry System or any other person which the Bank or its agent may have as a consequence of any such loss or damage if and to the extent that the Company has not been made whole for any loss or damage.

               6.4. Use of a Depository. Provided (i) the Custodian has received a certified copy of a resolution of the Board specifically approving deposits in DTC or other such Depository and (ii) for any subsequent changes to such arrangements following such approval, the

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Board has  reviewed  and  approved  the  arrangement  and has not  delivered  an
Officer's Certificate to the Custodian indicating that the Board has withdrawn its approval:

                    (a) The Custodian may use a Depository to hold, receive, exchange, release, lend, deliver and otherwise deal with Portfolio Securities including stock dividends, rights and other items of like nature, and to receive and remit to the Custodian on behalf of the Company all income and other payments thereon and to take all steps necessary and proper in connection with the collection thereof;

                    (b) Registration of Portfolio Securities may be made in the name of any nominee or nominees used by such Depository.

                    (c) Payment for securities purchased and sold may be made through the clearing medium employed by such Depository for transactions of participants acting through it. Upon any purchase of Portfolio Securities, payment will be made only upon delivery of the securities to or for the account of the Company and the Company shall pay cash collateral against the return of Portfolio Securities loaned by the Company only upon delivery of the Securities to or for the account of the Company; and upon any sale of Portfolio Securities, delivery of the Securities will be made only against payment thereof or, in the event Portfolio Securities are loaned, delivery of Securities will be made only against receipt of the initial cash collateral to or for the account of the Company; and

                    (d) The Custodian shall be liable to the Company for any loss or damage to the Company resulting from the use of a Depository by reason of any gross negligence, willful misfeasance or bad faith of the Custodian or its employees or from any reckless disregard by the Custodian of its duty to use its best efforts to enforce such rights as it may have against a Depository; at the election of the Company, it shall be entitled to be subrogated for the Custodian in any claim against the Depository or any other person which the Custodian or its agent may have as a consequence of any such loss or damage if and to the extent that the Company has not been made whole for any loss or damage;

               In this connection, the Custodian shall use its best efforts to ensure that:

                         (i)  The   Depository   obtains   replacement   of  any
certificated Portfolio Security deposited with it in the event such Security is lost, destroyed, wrongfully taken or otherwise not available to be returned to the Custodian upon its request;

                         (ii) Any proxy materials  received by a Depository with
respect to Portfolio Securities deposited with such Depository are forwarded immediately to the Custodian for prompt transmittal to the Company;

                         (iii)  Such  Depository  immediately  forwards  to  the
Custodian confirmation of any purchase or sale of Portfolio Securities and of the appropriate book entry made by such Depository to the Custodian's account;

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                         (iv)  Such  Depository  prepares  and  delivers  to the
Custodian such records with respect to the performance of the Custodian's obligations and duties hereunder as may be necessary for the Company to comply with the recordkeeping requirements of Section 31(a) of the 1940 Act and Rule 31(a) thereunder; and

                         (v) Such  Depository  delivers to the Custodian and the
Company all internal accounting control reports, whether or not audited by an independent public accountant, as well as such other reports as the Company may reasonably request in order to verify the Portfolio Securities held by such Depository.

               6.5. Use of Book-Entry System for Commercial Paper. Provided (i) the Custodian has received a certified copy of a resolution of the Board specifically approving participation in a system maintained by the Custodian for the holding of commercial paper in electronic book-entry form ("Electronic Book-Entry System") and (ii) for each year following such approval the Board has received and approved the arrangements, upon receipt of Proper Instructions and upon receipt of confirmation from an Issuer (as defined below) that the Company has purchased such Issuer's commercial paper, the Custodian shall issue and hold in its Electronic Book-Entry System, on behalf of the Company, commercial paper issued by issuers (the "Issuers"). In maintaining its Electronic Book-Entry System, the Custodian agrees that:

                    (a) the Custodian will maintain all book-entry commercial paper held by the Company in an account of the Custodian that includes only assets held by it for customers;

                    (b) the electronic records of the Custodian with respect to the Company's purchase of book-entry commercial paper through the Custodian will identify commercial paper belonging to the Company which is included in the Electronic Book-Entry System which system shall at all times during the regular business hours of the Custodian be available for inspection by duly authorized officers, employees or agents of the Company;

                    (c) the Custodian shall pay for book-entry commercial paper purchased for the account of the Company upon contemporaneous (i) receipt of advice from the Issuer that such sale of book-entry commercial paper has been effected, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Company;

                    (d) the Custodian shall cancel such book-entry commercial paper obligation upon the maturity thereof upon contemporaneous (i) receipt of advice that payment for such book-entry commercial paper has been transferred to the Company, and (ii) the making of an entry on the records of the Custodian to reflect such payment for the account of the Company;

                    (e)  the   Custodian   shall   transmit  to  the  Company  a
transaction journal confirming each transaction in book-entry commercial paper for the account of the

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Company on the next business day following the transaction or provide equivalent information by giving the Company access to Custodian's Electronic Book-Entry System; and

                    (f) the Custodian will send to the Company such reports on its system of internal accounting control with respect to the Electronic Book-Entry System as the Company may reasonably request from time to time.

               6.6. Options and Futures Transactions.

                    (a) Puts and Calls Traded on Securities Exchanges, NASDAQ or Over-the-Counter.

                    1. The Custodian shall take action as to put options ("puts") and call options ("calls") purchased or sold (written) by the Company regarding escrow or other arrangements (i) in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions between the Custodian, any broker-dealer registered under the Exchange Act and a member of the National Association of Securities Dealers, Inc. (the "NASD"), and, if necessary, the Company relating to the compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations.

                    2. Unless another agreement requires it to do so, the Custodian shall be under no duty or obligation to see that the Company has deposited or is maintaining adequate margin, if required, with any broker in connection with any option, nor shall the Custodian be under duty or obligation to present such option to the broker for exercise unless it receives Proper Instructions from the Company. The Custodian shall have no responsibility for the legality of any put or call purchased or sold on behalf of the Company, the propriety of any such purchase or sale, or the adequacy of any collateral delivered to a broker in connection with an option or deposited to or withdrawn from a Segregated Account (as defined in subsection 6.7 below).

                    (b)  Puts,   Calls  and   Futures   Traded  on   Commodities
                         Exchanges.

                    1. The Custodian shall take action as to puts, calls and futures contracts ("Future") purchased or sold by the Company in accordance with the provisions of any agreement among the Company, the Custodian and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Company.

                    2. The responsibilities and liabilities of the Custodian as to futures, puts and calls traded on commodities exchanges, any Futures Commission Merchant account and the Segregated Account shall be limited as set forth in subparagraph (a)(2) of this

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Section 6.6 as if such  subparagraph  referred to Futures  Commission  Merchants rather than brokers, and Futures and puts and calls thereon instead of options.

               6.7. Segregated Account. The Custodian shall upon receipt of Proper Instructions establish and maintain a Segregated Account or Accounts for and on behalf of the Company, into which Account or Accounts may be transferred upon receipt of Proper Instructions cash and/or Portfolio Securities:

                    (a) in accordance with the provisions of any agreement among the Company, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD or any Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange or the Commodity Futures Trading Commission or any registered Contract Market, or of any similar organizations regarding escrow or other arrangements in connection with transactions by the Company;

                    (b) for the purpose of segregating cash or securities in connection with options purchased or written by the Company or commodity futures purchased or written by the Company;

                    (c) for the deposit of liquid assets, such as cash, U.S. Government securities or other high grade debt obligations, having a market value (marked to market on a daily basis) at all times equal to not less than the aggregate purchase price due on the settlement dates of all the Company's then outstanding forward commitment or "when-issued" agreements relating to the purchase of Portfolio Securities and all the Company's then outstanding commitments under reverse repurchase agreements entered into with broker-dealer firms;

                    (d) for the deposit of any Portfolio Securities which the Company has agreed to sell on a forward commitment basis, all in accordance with Investment Company Act Release No. 10666;

                    (e) for the purposes of compliance by the Company with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of Segregated Accounts by registered investment companies;

                    (f) for other proper corporate purposes, but only, in the case of this clause (f), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board, or of the Executive Committee signed by an officer of the Company and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such Segregated Account and declaring such purposes to be proper corporate purposes.

                    (g) Assets may be withdrawn from the Segregated Account pursuant to Proper Instructions only

                         (i) in accordance with the provisions of any agreements
                    referenced in (a) or (b) above;

                         (ii) for sale or delivery to meet the Company's obligations under outstanding firm commitment or when-issued agreements for the purchase of Portfolio Securities and under reverse repurchase agreements;

                         (iii) for exchange for other liquid  assets of equal or
                    greater value deposited in the Segregated Account;

                         (iv) to the extent that the Company's outstanding forward commitment or when-issued agreements for the purchase of portfolio securities or reverse repurchase agreements are sold to other parties or the Company's obligations thereunder are met from assets of the Company other than those in the Segregated Account; or

                         (v)  for  delivery   upon   settlement   of  a  forward
                    commitment agreement for the sale of Portfolio Securities.

               6.8. Interest Bearing Call or Time Deposits. The Custodian shall, upon receipt of Proper Instructions relating to the purchase by the Company of interest-bearing fixed-term and call deposits, transfer cash, by wire or otherwise, in such amounts and to such bank or banks as shall be indicated in such Proper Instructions. The Custodian shall include in its records with respect to the assets of the Company appropriate notation as to the amount of each such deposit, and the banking institution with which such deposit is made (the "Deposit Bank"), and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Custodian by the Deposit Bank. Such deposits shall be deemed Portfolio Securities of the Company and the responsibility of the Custodian therefore shall be the same as and no greater than the Custodian's responsibility in respect of other Portfolio Securities of the Company.

               6.9. Transfer of Securities. The Custodian will transfer, exchange, deliver or release Portfolio Securities held by it hereunder, insofar as such Securities are available for such purpose, provided that before making any transfer, exchange, delivery or release under this Section the Custodian will receive Proper Instructions requesting such transfer, exchange or delivery stating that it is for a purpose permitted under the terms of this Section 6.9, specifying the applicable subsection, or describing the purpose of the transaction with sufficient particularity to permit the Custodian to ascertain the applicable subsection, only

                    (a) upon sales of Portfolio Securities for the account of the Company, against contemporaneous receipt by the Custodian of payment therefor in full, each such payment to be in the amount of the sale price shown in a broker's confirmation of sale of the Portfolio Securities received by the Custodian before such payment is made, as confirmed in the Proper Instructions received by the Custodian before such payment is made;

                    (b) in exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan of merger, consolidation, reorganization, share split-up, change in par value, recapitalization or readjustment or otherwise, upon exercise of subscription, purchase or sale or other similar rights represented by such Portfolio Securities, or for the purpose of tendering shares in the event of a tender offer therefor, provided however that in the event of an offer of exchange, tender offer, or other exercise of rights requiring the physical tender or delivery of Portfolio Securities, the Custodian shall have to liability for failure to so tender in a timely manner unless such Proper Instructions are received by the Custodian at least two business days prior to the date required for tender, and unless the Custodian (or its agent or subcustodian hereunder) has actual possession of such Security at least two business days prior to the date of tender;

                    (c) upon conversion of Portfolio Securities pursuant to their terms into other securities;

                    (d) for the purpose of redeeming in kind shares of the Company upon authorization from the Company;

                    (e) in the case of option contracts owned by the Company, for presentation to the endorsing broker;

                    (f) when such Portfolio Securities are called, redeemed or retired or otherwise become payable;


                    (g) for the purpose of effectuating the pledge of Portfolio Securities held by the Custodian in order to collateralize loans made to the Company by any bank, including the Custodian; provided, however, that such Portfolio Securities will be released only upon payment to the Custodian for the account of the Company of the moneys borrowed, except that in cases where additional collateral is required to secure a borrowing already made, and such fact is made to appear in the Proper Instructions, further Portfolio Securities may be released for that purpose without any such payment. In the event that any such pledged Portfolio Securities are held by the Custodian, they will be so held for the account of the lender, and after notice to the Company from the lender in accordance with the normal procedures of the lender, that an event of deficiency or default on the loan has occurred, the Custodian may deliver such pledged Portfolio Securities to or for the account of the lender;

                    (h) for the purpose of releasing certificates representing Portfolio Securities, against contemporaneous receipt by the Custodian of the fair market value of such security, as set forth in the Proper Instructions received by the Custodian before such payment is made;

                    (i) for the purpose of delivering securities lent by the Company to a bank or broker dealer, but only against receipt in accordance with street delivery custom except as otherwise provided herein, of adequate collateral as agreed upon from time to time by the Company and the Custodian, and upon receipt of payment in connection with any repurchase agreement relating to such securities entered into by the Company;

                    (j) for other authorized transactions of the Company or for other proper corporate purposes; provided that before making such transfer, the Custodian will also receive a certified copy of resolutions of the Board, signed by an authorized officer of the Company (other than the officer certifying such resolution) and certified by its Secretary or Assistant Secretary, specifying the Portfolio Securities to be delivered, setting forth the transaction in or purpose for which such delivery is to be made, declaring such transaction to be an authorized transaction of the Company or such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made; and

                    (k) upon termination of this Agreement as hereinafter set forth pursuant to Section 8 and Section 14 of this Agreement.

               As  to  any  deliveries   made  by  the  Custodian   pursuant  to
subsections (a), (b), (c), (e), (f), (g), (h) and (i) securities or cash receivable in exchange therefor shall be delivered to the Custodian.

               7. Redemptions. In the case of payment of assets of the Company held by the Custodian in connection with redemptions and repurchases by the Company of outstanding common shares, the Custodian will rely on notification by the Company's transfer agent of receipt of a request for redemption and certificates, if issued, in proper form for redemption before such payment is made. Payment shall be made in accordance with the Articles and By-laws of the Company, from assets available for said purpose.

               8. Merger, Dissolution, etc. of Company. In the case of the following transactions, not in the ordinary course of business, namely, the merger of the Company into or the consolidation of the Company with another investment company, the sale by the Company of all, or substantially all, of its assets to another investment company, or the liquidation or dissolution of the Company and distribution of its assets, the Custodian will deliver the Portfolio Securities held by it under this Agreement and disburse cash only upon the order of the Company set forth in an Officers' Certificate, accompanied by a certified copy of a resolution of the Board authorizing any of the foregoing transactions. Upon completion of such delivery and disbursement and the payment of the fees, disbursements and expenses of the Custodian, this Agreement will terminate.

               9. Actions of Custodian Without Prior Authorization. Notwithstanding anything herein to the contrary, unless and until the Custodian receives an Officers' Certificate to the contrary, it will without prior authorization or instruction of the Company or the transfer agent:

                    9.1. Endorse for collection and collect on behalf of and in the name of the Company all checks, drafts, or other negotiable or transferable instruments or other orders for the payment of money received by it for the account of the Company and hold for the account of the Company all income, dividends, interest and other payments or distribution of cash with respect to the Portfolio Securities held thereunder;

                    9.2. Present for payment all coupons and other income items held by it for the account of the Company which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Company;

                    9.3. Receive and hold for the account of the Company all securities received as a distribution on Portfolio Securities as a result of a stock dividend, share split-up, reorganization, recapitalization, merger, consolidation, readjustment, distribution of rights and similar securities issued with respect to any Portfolio Securities held by it hereunder.

                    9.4. Execute as agent on behalf of the Company all necessary ownership and other certificates and affidavits required by the Internal Revenue Code or the regulations of the Treasury Department issued thereunder, or by the laws of any state, now or hereafter in effect, inserting the Company's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so and as may be required to obtain payment in respect thereof. The Custodian will execute and deliver such certificates in connection with Portfolio Securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any State;

                    9.5. Present for payment all Portfolio Securities which are called, redeemed, retired or otherwise become payable, and hold cash received by it upon payment for the account of the Company; and

                    9.6. Exchange interim receipts or temporary securities for definitive securities.

               10. Collections and Defaults. The Custodian will use all reasonable efforts to collect any funds which may to its knowledge become collectible arising from Portfolio Securities, including dividends, interest and other income, and to transmit to the Company notice actually received by it of any call for redemption, offer of exchange, right of subscription, reorganization or other proceedings affecting such Securities. If Portfolio Securities upon which such income is payable are in default or payment is refused after due demand or presentation, the Custodian will notify the Company in writing of any default or refusal to pay within two business days from the day on which it receives knowledge of such default or refusal. In addition, the Custodian will send the Company a written report once each month showing any income on any Portfolio Security held by it which is more than ten days overdue on the date of such report and which has not previously been reported.

               11. Maintenance of Records and Accounting Services. The Custodian will maintain records with respect to transactions for which the Custodian is responsible pursuant to the terms and conditions of this Agreement, and in compliance with the applicable rules and regulations of the 1940 Act and such other rules and regulations as shall be mutually agreed upon in writing from time to time, and will furnish the Company daily with a statement of condition of the Company. The Custodian will furnish to the Company at the end of every month, and at the close of each quarter of the Company's fiscal year, a list of the Portfolio Securities and the aggregate amount of cash held by it for the Company. The books and records of the Custodian pertaining to its actions under this Agreement and reports by the Custodian or its independent accountants concerning its accounting system, procedures for safeguarding securities and internal accounting controls will be open to inspection and audit at reasonable times by officers of or auditors employed by the Company and will be preserved by the Custodian in the manner and in accordance with the applicable rules and regulations under the 1940 Act.

               The Custodian shall keep the books of account and render statements or copies from time to time as reasonably requested by the Treasurer or any executive officer of the Company.

               The Custodian shall assist generally in the preparation of reports to shareholders and others, audits of accounts, and other ministerial matters of like nature.

               12. Concerning the Custodian.

                    12.1. Performance of Duties and Standard of Care.

                    In the performance of its duties hereunder, the Custodian will be protected and not be liable, and will be indemnified and held harmless for any action taken or omitted to be taken by it in good faith reliance upon the terms of this Agreement, any Officers' Certificate, Proper Instructions, resolution of the Board, telegram, notice, request, certificate or other instrument reasonably believed by the Custodian to be genuine and for any other loss to the Company except in the case of its negligence, willful misfeasance or bad faith in the performance of its duties or reckless disregard of its obligations and duties hereunder.

                    12.2. Agents and Subcustodians. The Custodian may employ agents in the performance of its duties hereunder and shall be responsible for the acts and omissions of such agents as if performed by the Custodian hereunder.

                    Upon receipt of Proper Instructions, the Custodian may employ subcustodians, provided that any such subcustodian meets at least the minimum qualifications required by Section

17(f)(1) of the 1940 Act to act as a custodian of the Company's assets with respect to property of the Company held in the United States, or Rule 17f-5 of the 1940 Act with respect to property of the Company held outside of the United States, as more fully set forth on Schedule A hereto relating to the custody of foreign securities. The Custodian shall have the same liability to the Company on account of any act or omission of any sub-custodian so employed as any such sub-custodian has to the Custodian.

                    12.3. Insurance. The Custodian shall use the same care with respect to the safekeeping of Portfolio Securities and cash of the Company held by it as it uses in respect of its own similar property but it need not maintain any special insurance for the benefit of the Company.

                    12.4. Fees and Expenses of Custodian. The Company will pay or reimburse the Custodian from time to time for any transfer taxes payable upon transfer of Portfolio Securities made hereunder, and for all necessary proper disbursements, expenses and charges made or incurred by the Custodian in the performance of this Agreement (including any duties listed on any Schedule hereto, if any) including any indemnities for any loss, liabilities or expense to the Custodian as provided above. For the services rendered by the Custodian hereunder, the Company will pay to the Custodian such compensation or fees at such rate and at such times as shall be agreed upon in writing by the parties from time to time. The Custodian will also be entitled to reimbursement by the Company for all reasonable expenses incurred in conjunction with termination of this Agreement by the Company.

               13. Termination.

                    13.1. This Agreement may be terminated at any time without penalty upon sixty days written notice delivered by either party to the other by means of registered mail, and upon the expiration of such sixty days this Agreement will terminate; provided, however, that the effective date of such termination may be postponed to a date not more than ninety days from the date of delivery of such notice (i) by the Custodian in order to prepare for the transfer by the Custodian of all of the assets of the Company held hereunder, and (ii) by the Company in order to give the Company an opportunity to make suitable arrangements for a successor custodian. At any time after the termination of this Agreement, the Company will, at its request, have access to the records of the Custodian relating to the performance of its duties as custodian.

                    13.2. In the event of the termination of this Agreement, the Custodian will immediately upon receipt or transmittal, as the case may be, of notice of termination, commence and prosecute diligently to completion the transfer of all cash and the delivery of all Portfolio Securities duly endorsed and all records maintained under Section 11 to the successor custodian when appointed by the Company. The obligation of the Custodian to deliver and transfer over the assets of the Company held by it directly to such successor custodian will commence as soon as such successor is appointed and will continue until completed as aforesaid. If the Company does not select a successor custodian within ninety (90) days from the date of delivery of notice of termination the Custodian may, subject to the provisions of subsection (14.3), deliver the Portfolio Securities and cash of the Company held by the Custodian to a bank or trust company of its own selection which meets the requirements of Section 17(f)(1) of the 1940 Act and has a reported capital, surplus and undivided profits aggregating not less than $2,000,000, to be held as the property of the Company under terms similar to those on which they were held by the Custodian, whereupon such bank or trust company so selected by the Custodian will become the successor custodian of such assets of the Company with the same effect as though selected by the Board.

                    13.3. Prior to the expiration of ninety (90) days after notice of termination has been given, the Company may furnish the Custodian with an order of the Company advising that a successor custodian cannot be found willing and able to act upon reasonable and customary terms and that there has been submitted to the shareholders of the Company the question of whether the Company will be liquidated or will function without a custodian for the assets of the Company held by the Custodian. In that event the Custodian will deliver the Portfolio Securities and cash of the Company held by it, subject as aforesaid, in accordance with one of such alternatives which may be approved by the requisite vote of shareholders, upon receipt by the Custodian of a copy of the minutes of the meeting of shareholders at which action was taken, certified by the Company's Secretary and an opinion of counsel to the Company in form and content satisfactory to the Custodian.

               14.   Confidentiality.   Both  parties   hereto  agree  that  any
non-public information obtained hereunder concerning the other party is confidential and may not be disclosed to any other person without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, without bond or other surety, to an injunction or injunctions to prevent breaches of this provision.

               15. Notices. Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and mailed or delivered to it at its office at the address set forth below; namely:

               (a) In the case of notices sent to the Company to:

          The Bramwell Funds, Inc.
          745 Fifth Avenue
          New York, New York 10151
          Attention:  Elizabeth R. Bramwell, President

               (b) In the case of notices sent to the Custodian to:

          Firstar Trust Company
          Securities Division
          P.O. Box 2054
          Milwaukee, Wisconsin 53201
          Attention:  Floyd Nalencz

               or at such other place as such party may from time to time designate in writing

               16. Amendments. This Agreement may not be altered or amended, except by an instrument in writing, executed by both parties, and in the case of the Company, such alteration or amendment will be authorized and approved by its Board.

               17. Parties. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Company without the written consent of the Custodian or by the Custodian without the written consent of the Company, authorized and approved by its Board; and provided further that termination proceedings pursuant to Section 14 hereof will not be deemed to be an assignment within the meaning of this provision.

               18. Governing Law. This Agreement and all performance hereunder will be governed by the laws of New York.

               19. Counterparts. This Agreement may be executed in any number of counterparties, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

                                             The Bramwell Funds, Inc.


                                             By:
                                                --------------------------------

ATTEST:


-----------------------------

                                             Firstar Trust Company


                                             By:
                                                --------------------------------

ATTEST:


-----------------------------


DATE:________________________